Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BancTrust Financial Group, Inc.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-71910, 333-87659, 333-76575, 333-106621, and 333-143806) on Form S-8 and (Nos. 333-115129 and 333-153871) on Form S-3 of BancTrust Financial Group, Inc. of our report dated March 17, 2008, with respect to the consolidated statement of condition of the BancTrust Financial Group, Inc. and subsidiaries (the Company) as of December 31, 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2007.

Our report on the Company’s consolidated financial statements refers to the Company’s changes in accounting for uncertainties in income taxes during 2007 and accounting for share-based payment, evaluating prior year misstatements, and accounting for defined benefit pension plans during 2006.

/s/ KPMG LLP

Birmingham, Alabama
March 20, 2009

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